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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 30, 2000
                                                         -----------------

                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                  --------------------------------------------
                            (Exact name of registrant
                          as specified in its charter)

       Georgia                       000-22571              58-1915632
--------------------------------------------------------------------------------
   (State or other                  (Commission             (I.R.S. Employer
   jurisdiction of                  File Number)            Identification No.)
   incorporation)

   1950 Spectrum Circle, Suite B-100, Marietta, Georgia        30067
--------------------------------------------------------------------------------
         (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (678) 264-0400
                                                           --------------

         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

         On November 30, 2000, Professional Transportation Group Ltd., Inc. (the Company") announced that it was is in the process of winding up the operations of its wholly-owned subsidiary, Timely Transportation, as a result of the acceleration of its debt by SouthTrust Bank and its inability to obtain funding from other sources. It is contemplated that Timely Transportation will cease its operations within the next week and that secured creditors will foreclose upon substantially all of its assets. It is unlikely that either the unsecured creditors or shareholders the Company will receive any of the proceeds of any such foreclosure sales or liquidation transactions.

         In addition, an agreement has been reached for the sale of substantially all of the assets of the Company's subsidiary, DTSI, Inc., which will permit the purchase to continue the business as usual with no interruption of service.


         Further information is contained in the Company's press release which is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL SCHEDULES AND EXHIBITS.

(c) Exhibits.

         99.1     Press Release dated November 30, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PROFESSIONAL TRANSPORTATION GROUP
                                      LTD., INC.


                                      By: /s/ William R. Asbell, Jr.
                                      ------------------------------------------
                                          William R. Asbell, Jr.
                                          Acting President

Dated: November 30, 2000


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                                  EXHIBIT INDEX

      Exhibit
      Number          Exhibit Name
      -------         ------------

        99.1          Press Release dated November 30, 2000